Exhibit 23

Bobbitt, Pittenger & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-166844) and Form S-8 (No. 333-12365, 333-145916, and 333-166846) of Seneca Foods Corporation of our report dated June 23, 2010 appearing in this Annual Report on form 11-K of Seneca Foods Corporation Employees’ Savings Plan for the years ended December 31, 2009 and 2008.

/s/Bobbitt, Pittenger & Company, P.A.
Sarasota, Florida
June 23, 2010

1605 Main Street, Suite 1010     Sarasota, FL  34236     Telephone: 941-366-4450     FAX #  941-954-7508